EXHIBIT (e)(3)

                           TRADEMARK LICENSE AGREEMENT

         THIS LICENSE AGREEMENT ("Agreement") is made as of the 28th day of February, 1997, by and between DOUGHTIES'S FOODS, INC., a Virginia corporation with offices located in Portsmouth, Virginia (the "Licensor") and SMITHFIELD HAM AND PRODUCTS COMPANY, INCORPORATED (the "Licensee").


                                               W I T N E S S E T H T H A T:


     WHEREAS, Licensor is the owner of the federally registered (Registration No. 1053389) trademark DOUGHTIE'S; and,

     WHEREAS, Licensee wishes to produce, market and sell Doughtie's BBQ products, Chili Products, Sauces, Soups, and Stews, under the Trademark; and

     WHEREAS, Licensor is willing to grant to Licensee licenses to use the trademark on the Goods pursuant to the terms of this Agreement, and to pursue the registration of the said Trademark with the United States Patent Office.

     NOW, THEREFORE, for good and valuable consideration and the exchange of obligations and promises contained herein, the parties hereby agree as follows:

         1. Definitions. For the purposes of this Agreement, the terms below are defined as follows:

         "Goods" means the items shown on Exhibit A.

         "Territory" means the United States, its territories and protectorates.

         "Trademark" means the trademark "DOUGHTIE'S" as federally registered.

         2. Grant of Licenses. Licensor hereby grants to Licensee:

                  a. an exclusive paid-up license (the "Retail License"), to the exclusion of Licensor as well as third parties, for the use of the trademark DOUGHTIE'S to produce, market, and sell the Goods in the Territory to retail groceries, including, without limitation, Sam's Club and similar wholesale clubs, mass merchandisers, military commissaries, convenience stores and vending machines, and all other retail outlets that sell to the general public without repackaging; and

                  b. a non-exclusive paid-up license (the "Institutional License") for the use of the trademark DOUGHTIE'S, to produce, market, and sell the Goods in the Territory to the institutional food service distributors listed on Exhibit B attached hereto and made a part hereof; and




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                  c. Licensee  agrees that it shall not use the Trademark or any form of the DOUGHTIE'S name except as expressly permitted by this Agreement. Licensee may add BBQ products, cili products, and BBQ or chile sauces (but not other products) to its "DOUGHTIE'S" product line without the consent of Licensor provided that each such added product meets the quality standards of Section 7 herein. Each such added product shall be subject to the terms and conditions of this Agreement.

         3.       Term.

                  a. The term of the Retail License shall be for a period of five (5) years from the date hereof, automatically renewable for successive twenty (20) year terms, unless sooner terminated under the provisions of this Agreement.

                  b. The term of the Institutional License shall be for two (2) years from the date hereof, unless sooner terminated under the provisions of this Agreement.

         4. Ownership of the Trademark. It is expressly agreed that Licensor retains ownership of the Trademark and that any and all use of the Trademark by Licensee will inure to the benefit of the Licensor and that the Licensor shall continue during the term hereof and thereafter to use the Trademark for all products other than the Goods. Licensee shall not contest the validity, ownership or title of Licensor to any of the Trademark and Licensee shall not apply for nor assist or aid others in applying for registrations of the Trademark or any other tradename or trademark which could be confusingly similar to the Trademark in any state, country or other political jurisdiction anywhere in the world. In the event the Licensee desires to make use of the Trademark in a country other than the United States, the Licensee shall so notify Licensor and advise Licensor of the country or other political jurisdiction in which Licensee desires to use the Trademark and, at the expense of and for the account of Licensee, Licensor shall forthwith apply for a registration in the name of the Licensor for the name of the Trademarks. Any applications for or registrations of the Trademark shall issue and be maintained in the name of the Licensor and the new applications and/or registrations shall be included under the terms of this Agreement.

         5. Registration of Trademark. Licensor shall, at its expense, maintain the federal registration for the Trademark "DOUGHTIE'S" with the United States Patent and Trademark Office for the Goods in the Territory, and shall not permit the registration to become abandoned. The failure to maintain the registration of the Trademark shall not diminish Licensee's rights to the use of same as provided herein.

         6.       Use of the Trademark.

                  a. Licensee shall affix the Trademark to the Goods in a manner consistent with the labels that are used by the Licensor on its products bearing the same Trademark or as otherwise specified in writing by Licensor and shall display the Trademark on all written materials utilizing the Trademark with prominence achieved at a minimum, by capitalizing the initial letter of the Trademark. The Licensee shall display the circle registration symbol (a) after the Trademark on the Goods and at least once in the written materials and the Goods, and written materials shall bear the following ownership notice:

         DOUGHTIE'S is a trademark of Doughtie's Foods, Inc.




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                  b. Licensee shall provide reasonable assistance to Licensor in executing documents for the Licensor to obtain whatever additional protection Licensor deems reasonably necessary to protect Licensor's interest in the Trademarks.

         7.       Quality Control.

                  a. All Goods marketed and sold by Licensee under the Trademark shall not be of a quality less than the quality of such Goods now being sold under the Trademark by Licensor, and Licensee shall consistently apply good manufacturing practices in all phases of production, packaging, storage, and shipment of the Goods. For the purpose of ensuring such quality, Licensor may at any reasonable time during regular business hours inspect the processing facilities of Licensee, inspect the Goods at the places where they are processed or stored and take reasonable samples thereof.

                  b. At least once per calendar year upon receipt of Licensor's written request, Licensee shall furnish to Licensor two (2) cases of Goods and representative samples of labels, packaging and advertising materials bearing the Trademarks.

                  c. Licensee shall comply with all applicable federal and state laws and regulations regarding the processing and packaging of the Goods, and its failure to do so will be deemed a material breach of this Agreement.

                  d. Licensee acknowledges that Licensor has an overriding interest in protecting the reputation of Licensor and of DOUGHTIE'S branded products. Accordingly, Licensee shall, immediately upon notice thereof, fully inform Licensor as to any actual or proposed action, by any governmental agency, consumer or environmental group, media or other organization directed toward removing any quantity of any of the Goods from the market in all or any portion of the Territory, based on alleged injury or death, alleged unwholesomeness or potential for harm, alleged contamination, tampering or similar act and/or alleged violation of law in connection with production, labeling, packaging, storage, shipment, advertising and/or sale. Except for the removal of the Goods from the inventories of third parties in the ordinary course of normal quality maintenance as established by industry norms based on the shelf life of the Goods, Licensee shall likewise immediately and full inform Licensor as to any proposal on Licensee's part to remove any quantity of any of the Goods from the market in all or in any portion of the Territory on account of suspected nonconformity with the specifications, improper labeling, unwholesomeness, possibility of consumer harm and/or violation of any law(s). Licensee shall closely coordinate with Licensor in respect to any proposed actions and public statements in respect to the foregoing, and shall carefully consider, and if reasonable to do so, follow all requests of Licensor in respect thereto.
Licensee shall not issue any public statement implying that Licensor has any responsibility for the manufacture, packaging, labeling, shipping, advertising or any other activity related to the sale of the Goods. All information pertaining to the matters dealt with in this Section 7.d shall be held in absolute confidence, except only as between Licensee and Licensor and their respective attorney(s) or as ordered by any court or agency of competent jurisdiction. Any violation of Licensee's obligations described in this Section 7.d shall be grounds for immediate termination of this Agreement.


         8. Infringement. Licensee shall immediately notify Licensor of any use of the Trademark by third parties which


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infringes  the  Retail  License  or  the  Institutional   License  during  their
respective terms. Licensor shall have the obligation to pursue any infringements of the Trademark at Licensor's expense; provided however that Licensor may at its option, in lieu of such defense, transfer and convey the Trademark to Licensee for use on and in connection with the Goods and any other items
Licensor may have approved under Section 2 hereof If Licensor makes such transfer, Licensee shall grant to Licensor a perpetual, paid-up license for all uses not then covered by Licensee's license, on terms comparable to those set out herein excluding the provisions herein dealing with the duty to defend the Trademark. In the event Licensor files suit and is successful in obtaining a decision of infringement, any monetary award of the court in Licensor shall be for Licensor's sole account. Licensor shall not enter into any settlement agreements with any infringers that permits the continuing use of the infringing mark unless Licensee has been advised of all of the terms of the settlement and has agreed in writing to the Licensor's acceptance of such terms. Licensee agrees to reasonably cooperate with Licensor in pursuing infringements of the Trademark. In the event that Licensor takes no action against an infringer of the Trademark, Licensee may do so at Licensor's expense and may join Licensor as a party, and Licensor shall provide all reasonable cooperation to Licensee for the prosecution of the case. In the event the Licensee is awarded a monetary judgment for the successful prosecution of the infringement, the award shall be for the sole account of the Licensee, subject to a credit to the Licensor for its obligation to bear the expense of the action. Licensee shall not enter into any settlement agreements with any infringers that permits the continuing use of the infringing mark unless Licensor has been advised of all the terms of the settlement and has agreed in writing to Licensor's acceptance of such terms.

         9.       Assignability.

                  a. This Agreement shall be assignable by Licensee upon written approval of Licensor, which approval shall not be unreasonably withheld. It is, however, understood and agreed that it shall not be unreasonable for Licensor to withhold its approval of such an assignment to a direct competitor of Licensor.

                  b. Licensor shall have the unrestricted right to assign this Agreement.

         10. Termination. Licensor may terminate this Agreement as follows:

                  a. Upon sixty (60) days written notice to Licensee for any breach by Licensee of any of its obligations hereunder. Licensee shall have sixty (60) days from receipt of the notice to remedy or make a good faith and expeditious effort toward remedy of such breach.

                  b. If Licensee becomes insolvent, ceases sale of the Goods bearing the Trademark (that are then covered by this Agreement) for a period of one year and/or files for bankruptcy under the provisions of Chapter 7 of the Bankruptcy Code, Licensor may immediately terminate this Agreement.

         11. Notices. All notices, requests or other communications hereunder shall be in writing, addressed to Doughtie's or Americana, at the following addresses:



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         (i)      If to Doughtie's:

                  Mr. Vernon Mules, Chairman
                  Doughtie's Foods, Inc.
                  P.O. Box 7229
                  115 Chautauqua Avenue
                  Portsmouth, VA   23707

                  Telephone:  (757) 399-6007

                  with copy to:

                  William R. Waddell, Esquire
                  McGuire, Woods, Battle and Boothe, L.L.P.
                  World Trade Center - Suite 9000
                  101 West Main Street
                  Norfolk, VA   23510-1655

                  Telephone:  (757) 640-3700
                  Telecopier: (757) 640-3701

         (ii)     If to Smithfield:

                  Mr. Peter D. Pruden, III, President
            The Smithfield Ham & Products Company, Incorporated
                  P. O. Box 487
                  Smithfield, VA   23430

                  Telephone:  (757) 357-2121
            Telecopier: (757) 357-5407

                  with copy to:

                  Bernard C. Baldwin, III, Esquire
            Edmunds & Williams, P.C.
            801 Main Street (24504)
            P. O. Box 958 (24505)
            Lynchburg, VA

                  Telephone:  (757) 357-2121
            Telecopier: (757) 357-5407


The address of either party may be changed by giving notice in writing at any time to the other party. Any notice to be given under this Agreement shall be deemed duly given if (i) delivered personally, (ii) sent by telecopy and acknowledged by recipient, (iii) delivered by overnight express, or (iv) sent by United States registered or certified mail, postage prepaid. Any notice that is delivered personally, or sent by telecopy or overnight express in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt (and, in the case of telecopy acknowledgment) by such party. Any notice that is addressed and mailed in the manner provided herein shall be conclusively presumed to have been given to the party to which it is addressed at the close of business, local time of the recipient, on the third day after it is so placed in the mail.

         12. Captions. The captions used in connection with the paragraphs and subparagraphs of this Agreement are inserted only for the purpose of reference.


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Such captioning shall not be deemed to govern,  limit,  modify, or in any manner affect the scope, meaning or intent of the provisions of this Agreement or any part thereof; nor shall such captions otherwise be given any legal effect.

         13. Governing Law. This Agreement shall be construed in accordance with the law of the State of Virginia and the United States of America.

         14. Entire Understanding. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof. No alterations, changes or amendments hereto shall be effective unless made in writing signed by both parties.

         15.      Indemnification.

                  a. By Licensee. Licensee shall be liable for and hereby agrees promptly, competently, completely and at not cost to Licensor, to defend, release, discharge, fully indemnify and hold Licensor and each of its directors, officers, employees and agents harmless from and against any and all claims, demands, damage, liability, actions, causes of action, loss, cost and expenses of any nature whatsoever (including with limitation, investigation costs and expenses and accountant's fees and expenses and attorneys' fees and expenses incident thereto) by reason of any actual or alleged injury, including death of any person whomsoever, or any actual or alleged financial loss to any person or other entity,. whomsoever or whatsoever, or any actual or alleged loss, damage or destruction of property of every class and description owned by or in the possession of any person or other entity, whomsoever or whatsoever, in any manner and however arising out of or attributed to Licensee's production, manufacture, marketing, or sale of the Goods pursuant to this Agreement.

                  b. By Licensor. Licensor shall be liable for and hereby agrees promptly, competently, completely and at no cost to Licensee, to defend, release, discharge, fully indemnify and hold Licensee and each of its directors, officers, employees and agents harmless from and against any and all claims, demands, damage, liability, actions, causes of action, loss, cost and expenses of any nature whatsoever (including with limitation, investigation costs and expenses and accountant's fees and expenses and attorney's fees and expenses incident thereto) arising by reason of Licensor's breach of any of its representations, warranties, or covenants contained in this Agreement.


                           IN WITNESS  WHEREOF,  the  parties  hereto have cause
this Agreement to be executed by their duly authorized officers the day and year first above written.


                             DOUGHTIE'S FOODS, INC.

                             By: Marion S. Whitfield, Jr.
                                 (Signature)
                                 Senior Vice President


                             SMITHFIELD HAM AND PRODUCTS
                               COMPANY, INCORPORATED

                             By: Peter D. Pruden, III
                                 (Signature)
                                 President